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                                 $82,500,000

                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                        Dated as of November 29, 1994

                                   Among

                                  MESA INC.

                                     and

                              MESA OPERATING CO.

                                     and

                   THE BANKS NAMED IN THIS CREDIT AGREEMENT

                                     and

                       SOCIETE GENERALE, SOUTHWEST AGENCY

                                   as Agent


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
                             TABLE OF CONTENTS

                                                                       Page
                                ARTICLE I
                     DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.     Certain Defined Terms...............................   3
Section 1.02.     Computation of Time Periods.........................  23
Section 1.03.     Accounting Terms; Changes in GAAP...................  23
Section 1.04.     Miscellaneous.......................................  23

                                  ARTICLE II
                   THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01.     The Advances........................................  24
Section 2.02.     Method of Borrowing.................................  24
Section 2.03.     Fees................................................  27
Section 2.04.     Reduction of Commitments............................  27
Section 2.05.     Repayment of Advances; Reborrowings.................  28
Section 2.06.     Interest on Advances................................  29
Section 2.07.     Prepayments.........................................  31
Section 2.08.     Compensation........................................  32
Section 2.09.     Increased Costs.....................................  33
Section 2.10.     Payments and Computations...........................  34
Section 2.11.     Taxes...............................................  35
Section 2.12.     Sharing of Payments, Etc. ..........................  37
Section 2.13.     Letters of Credit...................................  38
Section 2.14.     The Obligors Jointly and Severally Liable...........  41
Section 2.15.     Use of Proceeds.....................................  41
Section 2.16.     Interest on Overdue Amounts.........................  41

                                 ARTICLE III
                            CONDITIONS OF LENDING

Section 3.01.     Conditions Precedent to the Effectiveness of this
                    Agreement.........................................  42
Section 3.02.     Conditions Precedent to Each Borrowing..............  42
Section 3.03.     Conditions Precedent to Certain Borrowings..........  43
Section 3.04.     Conditions Precedent to Letters of Credit...........  44

                                 ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES

Section 4.01.     Organization, etc. .................................  45
Section 4.02.     Authorization; No Conflict..........................  45
Section 4.03.     Validity and Binding Nature.........................  46
Section 4.04.     Financial Statements................................  46
Section 4.05.     Status of Title to Properties.......................  46
Section 4.06.     Governmental Approvals..............................  47
Section 4.07.     Pending or Threatened Litigation....................  47
Section 4.08.     Pension Plans.......................................  47
Section 4.09.     Investment Company Act..............................  48
Section 4.10.     Public Utility Holding Company Act..................  48
Section 4.11.     True and Complete Disclosure........................  48
Section 4.12.     Defaults............................................  49
Section 4.13.     Investments and Guaranties..........................  49
Section 4.14.     Liabilities.........................................  49
Section 4.15.     Permits, Licenses, etc. ............................  50
Section 4.16.     Taxes...............................................  50
Section 4.17.     Issuance of Notes...................................  50
Section 4.18.     Condition of Property; Casualties...................  51
Section 4.19.     Insurance...........................................  51
Section 4.20.     Principal Place of Business.........................  51
Section 4.21.     Documents...........................................  51
Section 4.22.     The Security Documents..............................  52
Section 4.23.     Federal Regulations.................................  52
Section 4.24.     Environmental Condition.............................  52
Section 4.25.     Senior Debt.........................................  53
Section 4.26.     Ownership of HCLP Limited Partnership Interests.....  54

                                 ARTICLE V
                           AFFIRMATIVE COVENANTS

Section 5.01.     Financial Statements and Other Information..........  54
Section 5.02.     Compliance with Laws, Etc. .........................  58
Section 5.03.     Maintenance of Insurance............................  59
Section 5.04.     Preservation of Existence, Etc. ....................  59
Section 5.05.     Payment of Taxes, Etc. .............................  59
Section 5.06.     Visitation and Discussion...........................  60
Section 5.07.     Maintenance of Property.............................  60
Section 5.08.     Collateral..........................................  60
Section 5.09.     Title Assurances....................................  60
Section 5.10.     Tangible Equity.....................................  60
Section 5.11.     Lock Box Account....................................  60
Section 5.12.     Further Assurances..................................  60
Section 5.13.     HCLP Related Collateral.............................  61

                                  ARTICLE VI
                              NEGATIVE COVENANTS

Section 6.01.     Limitation on Sale or Transfer of Property..........  61
Section 6.02.     Restrictions on Dividends, Distributions
                    and Redemptions...................................  62
Section 6.03.     Restrictions on Investments, Loans or Advances by MI or
                    Guaranteeing Affiliates...........................   6
Section 6.04.     Restrictions on Investments, Loans or Advances by the
                    Borrower and its Subsidiaries.....................  63
Section 6.05.     Limitation on Accommodation Obligations.............  64
Section 6.06.     Limitation on Merger and Consolidation..............  65
Section 6.07.     Limitation on Liens.................................  65
Section 6.08.     Prohibition Upon Payments on the Subordinated Notes.  67
Section 6.09.     Operating Losses....................................  67
Section 6.10.     Limitation on Indebtedness..........................  68
Section 6.11.     Amendments..........................................  68
Section 6.12.     Compliance with ERISA...............................  68
Section 6.13.     Other Agreements....................................  68
Section 6.14.     Available Cash......................................  68

                                ARTICLE VII
                            EVENTS OF DEFAULT

Section 7.01.     Events of Default...................................  69
Section 7.02.     Optional Acceleration...............................  72
Section 7.03.     Automatic Acceleration..............................  72
Section 7.04.     Cash Collateral.....................................  73
Section 7.05.     Non-exclusivity of Remedies.........................  73

                                ARTICLE VIII
                                  THE AGENT

Section 8.01.     Authorization and Action............................  74
Section 8.02.     Agent's Reliance, Etc. .............................  74
Section 8.03.     Societe Generale and Its Affiliates.................  75
Section 8.04.     Bank Credit Decision................................  75
Section 8.05.     Indemnification.....................................  75
Section 8.06.     Successor Agent.....................................  76

                                 ARTICLE IX
                               MISCELLANEOUS

Section 9.01.     Amendments, Etc. ...................................  76
Section 9.02.     Notices, Etc. ......................................  77
Section 9.03.     No Waiver; Remedies.................................  77
Section 9.04.     Costs and Expenses..................................  78
Section 9.05.     Right of Set-off....................................  78
Section 9.06.     Binding Effect......................................  78
Section 9.07.     Bank Assignments and Participations.................  79
Section 9.08.     Indemnification.....................................  81
Section 9.09.     Liability of the Agent as Issuing Bank..............  83
Section 9.10.     Survival of Certain Provisions......................  84
Section 9.11.     Execution in Counterparts...........................  84
Section 9.12.     Survival of Representations, etc. ..................  84
Section 9.13.     Severability........................................  84
Section 9.14.     Release of Guarantors...............................  84
Section 9.15.     Joinder by MI.......................................  85
Section 9.16.     Disclosures.........................................  85
Section 9.17.     Business Loans......................................  85
Section 9.18.     Usury Not Intended..................................  85
Section 9.19.     Governing Law.......................................  86
Section 9.20.     Waivers.............................................  87

EXHIBITS:

Exhibit A     -     Commitments
Exhibit B     -     Address Information
Exhibit C     -     Form of Promissory Note
Exhibit D     -     Form of Notice of Borrowing
Exhibit E     -     Form of Request for Letter of Credit
Exhibit F     -     Form of Guaranty
Exhibit G     -     [INTENTIONALLY LEFT BLANK]
Exhibit H     -     [INTENTIONALLY LEFT BLANK]
Exhibit I     -     [INTENTIONALLY LEFT BLANK]
Exhibit J     -     Form of Assignment and Acceptance
Exhibit K-1   -     Certificate of the Borrower
Exhibit K-2   -     Certificate of MI
Exhibit L     -     [INTENTIONALLY LEFT BLANK]
Exhibit M     -     Form of Borrower's Counsel Opinion
Exhibit N     -     Form of Agent's Counsel Opinion
Exhibit O     -     Subordination Provisions
Exhibit P     -     Form of Deposit Account Agreement
Exhibit Q     -     Assignment and Assumption Agreement
Exhibit R     -     Form of Lockbox Report
Exhibit S     -     Form of HCLP Partners Agreement

SCHEDULES:

Schedule 1.01(a)  -     "B" Contract and Related Documents
Schedule 1.01(b)  -     Existing Letters of Credit
Schedule 1.01(c)  -     Existing Litigation
Schedule 1.01(d)  -     Existing West Panhandle Mortgages
Schedule 1.01(e)  -     Existing Indebtedness
Schedule 1.01(f)  -     Supply Contract and Related Documents
Schedule 4.01     -     Subsidiaries of the Borrower and of MI
Schedule 4.22(a)  -     Filing Locations for MI Pledge  Agreement
Schedule 4.22(b)  -     Filing Locations for Mortgage
Schedule 4.24(a)  -     Existing Environmental Concerns
Schedule 4.24(b)  -     Designated Environmental Sites
Schedule 6.04     -     Existing Loans and Advances
Schedule 6.05     -     Existing Accommodation Obligations

                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     This Third Amended and Restated Credit Agreement dated as of November 29, 1994 is among Mesa Inc., a Texas corporation ("MI"), and Mesa Operating Co., a Delaware corporation ("MOC" being herein sometimes called the "Borrower" and collectively with MI sometimes called the "Obligors"), the Banks (as herein defined), and Societe Generale, Southwest Agency, as Agent for the Banks.

                            PRELIMINARY STATEMENTS

     1. MI is a corporation formed in 1991 which, by transfer and assignment, owns substantially all of the assets of and assumed substantially all of the liabilities of Mesa Limited Partnership, previously a Delaware limited partnership ("MLP"), of which Pickens Operating Company, a Texas corporation ("POC") and Boone Pickens were the sole general partners.

     2. MOC is a corporation formed in 1994 which, by merger in accordance with the Agreement of Merger dated as of January 5, 1994 among MI, MOLP, and certain other affiliates of MI, owns all of the assets of and assumed all of the liabilities of Mesa Operating Limited Partnership, a Delaware limited partnership ("MOLP") of which Boone Pickens and POC were the sole general partners.

     3. MLP, MOLP, the Banks and the Agent previously entered into a Credit Agreement dated as of June 3, 1991 ("Original Credit Agreement") pursuant to which the Banks committed to make Advances to MOLP on the terms and conditions set forth therein. The initial Borrowing under the Original Credit Agreement was in the amount of $100,000,000 and was utilized to repay a portion of the indebtedness then outstanding under the Former Credit Agreement (as defined hereafter).

     4. The Banks and the Agent previously consented, to the transfer by MLP of substantially all of its assets and liabilities to MI, and to MLP's subsequent dissolution (together with related transactions), all as more fully described in MLP's and MI's Proxy Statement/Prospectus dated October 11, 1991, as the same was supplemented by Supplement dated November 8, 1991, on the condition that (a) MI assumed all of the obligations of MLP under the Original Credit Agreement and (b) the parties entered into an agreement to effect certain amendments to the Original Credit Agreement.

     5. In November, 1991, MI became a party to the Original Credit Agreement in lieu of MLP and the parties amended and restated the Original Credit Agreement in the form of the Amended and Restated Credit Agreement dated as of November 15, 1991 among MI, MOLP, the Banks and the Agent, as subsequently amended by Amendment No. 1 dated as of June 16, 1992 executed by MI, MOLP, the Required Banks and the Agent (as so amended, the "First Amended and Restated Credit Agreement").

     6. As of May 1, 1993, the parties amended and restated the Amended and Restated Credit Agreement in the form of the Second Amended and Restated Credit Agreement dated as of May 1, 1993 among MI, MOLP, the Banks, and the Agent, as subsequently amended by the First Amendment Agreement dated as of March 31, 1994 executed by MI, the Borrower (as successor to MOLP), the Agent and the Banks (as so amended, the "Second Amended and Restated Credit Agreement").

     7. The Banks and the Agent previously consented to the transfer by MOLP of all of its assets and liabilities to MOC and to MOLP's subsequent dissolution all as more fully described in the Assignment and Assumption Agreement (as defined hereafter), on the condition that MOC assumed all of the obligations of MOLP under the Second Amended and Restated Credit Agreement.

     8. MI and the Borrower have requested that the Banks (i) increase the aggregate Commitments to $82,500,000 and (ii) make certain other amendments to the Second Amended and Restated Credit Agreement.

     9. In order to effect such further amendments, the parties have agreed to restate the Second Amended and Restated Credit Agreement in its entirety, and this Third Amended and Restated Credit Agreement constitutes for all purposes an amendment to the Original Credit Agreement, as amended by the Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement, and not a new or substitute agreement and each reference to an "Advance" herein shall include each Advance made heretofore under the Original Credit Agreement, as amended by the Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement, as well as each Advance made hereafter under this Third Amended and Restated Credit Agreement.

     In consideration of these premises and the mutual covenants and agreements contained herein, the Obligors, the Banks, and the Agent agree as follows:


                                  ARTICLE I
                      DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptable Security Interest" in any Property means a Lien (a) which exists in favor of the Agent for the benefit of the Banks, (b) which is superior to all other Liens other than Permitted Liens, (c) which secures the Advances, all other amounts owed by the Obligors under this Agreement and the other Credit Documents, and all costs, expenses and amounts provided for in the Security Documents, and (d) which is filed of record or perfected.

     "Accommodation Obligation" means, as to any Person, any obligation, contingent or otherwise, of such Person entered into for the purpose of guaranteeing or assuring, or in effect guaranteeing or assuring, any owner or holder of any Indebtedness of any other Person (the "primary obligor") of the payment of such Indebtedness or to protect such owner or holder against loss in respect thereof, whether directly or indirectly, and including, without duplication and without limiting the generality of the foregoing, any obligation of such Person, direct or indirect, contingent or otherwise, for the benefit of any owner or holder of Indebtedness of a primary obligor,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (ii) to purchase property, securities or services for the purpose of assuring any owner or holder of such Indebtedness of the payment of such Indebtedness, or
(iii) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner or holder thereof against loss in respect thereof; provided that the term Accommodation Obligation shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

     "Adjusted Prime Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate plus one half of one percent (1/2%) in effect on such day.

     "Advance" means an advance by a Bank to the Borrower pursuant to
Article II, and refers to a Prime Rate Advance or a Eurodollar Rate Advance.

     "Affiliate" of any Person means any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

     "Agent" means Societe Generale, Southwest Agency in its capacity as an agent pursuant to Article VIII and any successor agent pursuant to Section 8.06.

     "Agreement" means this Third Amended and Restated Credit Agreement dated as of November 29, 1994 among MI, the Borrower, the Banks, and the Agent, as it may be amended or supplemented from time to time.

     "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Prime Rate Advance, and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means (i) with respect to any Eurodollar Rate Advance two and one-half percent (2-1/2%) and (ii) with respect to any Prime Rate Advance, one half of one percent (1/2%).

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of the attached Exhibit J.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement dated as of January 5, 1994 among MOLP, MOC, MI, and the Agent and the Banks in the form of Exhibit Q attached hereto.

     "Authorized Officer" means (i) with respect to MI, the Chairman, the President, any Vice President, the Treasurer or the Controller of MI, and
(ii) with respect to the Borrower, the Chairman, the President, any Vice President, the Treasurer or the Controller of the Borrower.

     "Available Cash" means, at any date, the sum of (i) the amount of all cash, cash equivalents and Permitted Investments of MI and its Subsidiaries other than HCLP at such date and (ii) Unrestricted Cash of HCLP at such date.

     ""B" Contract" means that certain Agreement, dated January 3, 1928, between Canadian River Gas Company, as Seller, and Amarillo Oil Company, as Buyer, as heretofore supplemented and amended by the instruments listed in
Schedule 1.01(a) hereto, applicable to said parties' interests in (including but not limited to, the sale and purchase of) natural gas produced from certain acreage in the West Panhandle Field of Texas that is required to supply customers located in the City of Amarillo or its environs in the State of Texas.

     "Banks" means each bank listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.07.

     "Borrower" has the meaning set forth in the Preliminary Statements to this Agreement.

     "Borrower Pledge Agreement" means the Amended and Restated Pledge Agreement dated as of March 2, 1994, executed by the Borrower and the Agent, as the same may be modified, amended or supplemented from time to time.

     "Borrowing" means a borrowing consisting of Advances of the same Type made by the Banks on the same day ratably according to their respective Commitments (subject to the last sentence of Section 2.02(d)).

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

     "Calendar Quarter" means a three-month period ending on the last day of any March, June, September or December.

     "Capital Lease" means, as to any Person, a lease of any property by that Person as lessee that is, or should be, in accordance with GAAP (including Financial Accounting Standards Board Statement No. 13, as amended or superseded from time to time), recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with GAAP consistently applied.

     "Cash Collateral Account" means a special noninterest bearing cash collateral account maintained at the Agent's office pursuant to Section 7.04.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules, regulations, and requirements thereunder in each case as now or hereafter in effect.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Collateral" means the Collateral (as such term is defined in the MI Pledge Agreement and the Borrower Pledge Agreement, respectively), and the Mortgaged Property (as defined in the Mortgage).

     "Commitment" means, for any Bank at the time any determination thereof is to be made, the amount of such Bank's commitment hereunder to extend credit to the Borrower by means of Advances and Letters of Credit, which, subject to the provisions hereof, shall be the amount set forth opposite the name of such Bank under the heading "Amount of Commitment" on Exhibit "A" attached hereto (or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the Register), as such amount is reduced or terminated pursuant to Section 2.04 or Article VII, and "Commitments" means the sum of the Commitments for each Bank.

     "Consolidated MI" means MI and its Subsidiaries, taken as a whole.

     "Control Percentage" means, with respect to any Person, the percentage of the outstanding capital stock (or other equivalent interests) of such Person having ordinary voting power which gives the direct or indirect holder of such stock (or equivalent interests) the power to elect a majority of the Board of Directors or other Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such Person.

     "Controlled Group" means any entity which, together with the Borrower, is considered under common control under Sections 414(b), (c), or (m) of the Code.

     "Credit Documents" means this Agreement, the Notes, the Security Documents, the Guaranties, the Letter of Credit Documents, the Letters of Credit, and each other agreement, instrument or document executed by MI or the Borrower or any Guaranteeing Affiliate at any time in connection with this Agreement.

     "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means for any amount of the Obligations which is not paid when due, to the fullest extent permitted by law, a rate per annum equal at all times to the lesser of (a) the Maximum Rate or (b) in the case